Exhibit 99.1
Tallgrass Energy to Participate in Citi MLP/Midstream Infrastructure Conference
LEAWOOD, Kan.--(BUSINESS WIRE)-Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP) ("Tallgrass") today announced their participation in the Citi MLP/Midstream Infrastructure Conference to be held August 15 - 17, 2017 at The Encore at Wynn in Las Vegas, Nev. The slides used in these discussions will be posted on Tallgrass's website on August 16, 2017. TEP unitholders, TEGP shareholders and other interested parties are invited to view those materials under the investor relations sections at www.tallgrassenergy.com.
About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
Contacts

Tallgrass Energy
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com